SECTOR ROTATION FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 98.9%

J.B. Hunt Transport

Services, Inc.

53,600

$

1,783,808

INDUSTRIALS 41.6%

Ryder System, Inc.

25,000

1,722,000

Fluor Corp.

82,100

$ 15,277,168

Brady Corp. — Class A†

48,600

1,678,158

Foster Wheeler Ltd.*

158,600

11,601,590

Kansas City Southern*

36,800

1,618,832

Jacobs Engineering Group,

Hertz Global Holdings,

Inc.*†

130,900

10,563,630

Inc.*

158,200

1,518,720

Quanta Services, Inc.*†

293,969

9,780,349

Landstar System, Inc.

27,200

1,501,984

ABB Ltd. — SP ADR*†

309,100

8,753,712

American Superconductor

Shaw Group, Inc.*

134,100

8,286,039

Corp.*†

40,400

1,448,340

KBR, Inc.

236,199

8,245,707

Terex Corp.*

28,100

1,443,497

First Solar, Inc.*†

25,100

6,847,782

Con-way, Inc.

27,300

1,290,198

Emerson Electric Co.

130,355

6,446,055

Hubbell, Inc. — Class B†

30,200

1,204,074

URS Corp.*

144,250

6,054,172

Knight Transportation, Inc.

59,900

1,096,170

Chicago Bridge & Iron, Co.

Regal-Beloit Corp.†

25,700

1,085,825

NV†

141,600

5,638,512

Heartland Express, Inc.

70,400

1,049,664

Union Pacific Corp.

72,900

5,503,950

Werner Enterprises, Inc.

54,000

1,003,320

Burlington Northern Santa

Belden, Inc.†

28,100

952,028

Fe Corp.

51,900

5,184,291

Old Dominion Freight Line,

Caterpillar, Inc.†

64,500

4,761,390

Inc.*

30,900

__________

927,618

CSX Corp.

70,300

4,415,543

Total Industrials

206,454,539

__________

Norfolk Southern Corp.

68,300

4,280,361

ENERGY 32.9%

Canadian National Railway

Exxon Mobil Corp.†

138,700

12,223,631

Co.

86,800

4,173,344

Transocean, Inc.*†

72,381

11,030,141

Woodward Governor Co.†

114,800

4,093,768

Halliburton Co.†

179,900

9,547,293

Deere & Co.

52,500

3,786,825

BP PLC — SP ADR†

123,100

8,564,067

Danaher Corp.†

48,100

3,718,130

Chevron Corp.†

85,700

8,495,441

EMCOR Group, Inc.*†

124,900

3,563,397

Weatherford International

Illinois Tool Works, Inc.†

73,800

3,506,238

Ltd.*

169,400

8,400,546

Energy Conversion Devices,

Tenaris SA — SP ADR†

107,000

7,971,500

Inc.*†

41,200

3,033,968

National-Oilwell Varco,

Eaton Corp.

32,800

2,787,016

Inc.*†

83,500

7,408,120

Paccar, Inc.†

65,000

2,718,950

ConocoPhillips

77,900

7,352,981

Cummins, Inc.

40,400

2,647,008

Royal Dutch Shell PLC —

Roper Industries, Inc.†

38,400

2,529,792

SP ADR†

83,100

6,790,101

ITT Corporation†

39,400

2,495,202

Baker Hughes, Inc.†

69,700

6,087,598

GrafTech International

Diamond Offshore Drilling,

Ltd.*†

92,900

2,492,507

Inc.†

41,200

5,732,568

AMETEK, Inc.

51,600

2,436,552

Noble Corp.†

86,400

5,612,544

Parker Hannifin Corp.†

33,400

2,382,088

Occidental Petroleum Corp.

58,400

5,247,824

Suntech Power Holdings

Smith International, Inc.†

61,700

5,129,738

Co. Ltd. - SP ADR*†

63,000

2,359,980

ENSCO International, Inc.†

60,400

4,876,696

Ingersoll-Rand Co. — Class

Canadian Natural Resources

A†

59,100

2,212,113

Ltd.

48,200

4,832,050

Dover Corp.

45,100

2,181,487

Devon Energy Corp.

39,700

4,770,352

Flowserve Corp.

15,800

2,159,860

Cameron International

Sunpower Corp.*†

29,700

2,137,806

Corp.*†

81,200

4,494,420

Perini Corp.*†

64,598

2,134,964

Apache Corp.

31,700

4,406,300

Joy Global, Inc.†

27,800

2,108,074

Hess Corp.

33,300

4,202,127

CNH Global NV†

53,900

1,830,983

EOG Resources, Inc.†

29,900

3,922,880

BJ Services Co.†

122,000

3,896,680

XTO Energy, Inc.†

53,900

3,692,689

1

SECTOR ROTATION FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Market

Shares

Value

Shares

Value

Anadarko Petroleum Corp.

48,300

$

3,614,772

Sigma-Aldrich Corp.†

25,800

$

1,389,588

Marathon Oil Corp.

61,700

3,200,379

PPG Industries, Inc.†

22,500

1,290,825

Valero Energy Corp.

52,400

__________

2,157,832

Eastman Chemical Co.†

16,600

1,143,076

Total Energy

163,661,270

__________

Huntsman Corp.

46,100

__________

525,540

UTILITIES 16.0%

Total Materials

__________

41,559,234

Questar Corp.†

73,300

5,207,232

Total Common Stocks

Dominion Resources, Inc.

97,900

4,649,271

(Cost $460,689,591)

491,272,386

__________

Equitable Resources, Inc.†

63,300

4,371,498

SECURITIES LENDING COLLATERAL 27.0%

Public Service Enterprise

Mount Vernon Securities

Group, Inc.

91,900

4,220,967

Lending Trust Prime Portfolio

134,422,751

134,422,751

__________

Energen Corp.

44,800

3,495,744

Total Securities Lending Collateral

PG&E Corp.

83,700

3,322,053

(Cost $134,422,751)

134,422,751

Sempra Energy†

58,200

3,285,390

__________

Oneok, Inc.

67,200

3,281,376

Face

National Fuel Gas Co.†

54,500

3,241,660

Amount

Consolidated Edison, Inc.†

72,100

2,818,389

REPURCHASE AGREEMENTS

Southern Union Co.†

99,700

2,693,894

1.1%

UGI Corp.

90,600

2,601,126

Collateralized by obligations of

Ameren Corp.†

60,200

2,542,246

the U.S. Treasury or U.S.

Xcel Energy, Inc.†

126,600

2,540,862

Government Agencies

AGL Resources, Inc.

69,400

2,399,852

Atmos Energy Corp.†

85,000

2,343,450

Mizuho Financial Group, Inc.

MDU Resources Group, Inc.

64,800

2,258,928

issued 06/30/08 at 1.75% due

DTE Energy Co.†

53,000

2,249,320

07/01/08

$

4,469,881

4,469,881

Nicor, Inc.†

47,500

2,023,025

Morgan Stanley issued 06/30/08

Piedmont Natural Gas Co.†

76,300

1,996,008

at 1.70% due 07/01/08

515,755

515,755

CenterPoint Energy, Inc.

123,500

1,982,175

Lehman Brothers Holdings, Inc.

NiSource, Inc.

110,600

1,981,952

issued 06/30/08 at 0.25% due

Wisconsin Energy Corp.

43,200

1,953,504

07/01/08

343,837

__________

343,837

WGL Holdings, Inc.†

54,600

1,896,804

Total Repurchase Agreements

TECO Energy, Inc.

87,400

1,878,226

(Cost $5,329,473)

__________

5,329,473

SCANA Corp.

47,300

1,750,100

Total Investments 127.0%

New Jersey Resources

(Cost $600,441,815)

$

631,024,610

_____________

Corp.†

51,900

1,694,535

Liabilities in Excess of Other

Energy East Corp.

67,000

1,656,240

Assets – (27.0)%

$  (134,107,739)

_____________

Southwest Gas Corp.†

55,400

1,647,042

Net Assets – 100.0%

$

496,916,871

Northwest Natural Gas Co.†

34,900

__________

1,614,474

*

Non-Income Producing Security.

Total Utilities

__________

79,597,343

†

All or a portion of this security is on loan at June 30,

MATERIALS 8.4%

2008.

The Mosaic Co.*†

52,051

7,531,780

ADR – American Depository Receipt.

Potash Corporation of

Saskatchewan

29,900

6,834,243

Monsanto Co.

45,100

5,702,444

Agrium, Inc.

28,000

3,011,120

Praxair, Inc.

31,300

2,949,712

E.I. du Pont de Nemours

and Co.†

67,900

2,912,231

Dow Chemical Co.†

73,100

2,551,921

Air Products & Chemicals,

Inc.

24,600

2,431,956

Celanese Corp.†

37,104

1,694,168

Ecolab, Inc.†

37,000

1,590,630

2